EXHIBIT 99.1

American Cordillera Mining Corporation Announces the Execution of

an Option and Joint Venture Agreement with Archean Star Resources, Inc.

Spokane, Washington,--(MacReport)—February 11, 2013 – American Cordillera Mining Corporation (“AMCOR”) (OTC-BB: AUAG) today announced the signing of a formal Option and Joint Venture Agreement with Archean Star Resources, Inc. (“ASR”) a Canadian mineral exploration company pertaining to 20 unpatented claims leased by AMCOR.  The claims cover the Monitor-Richmond-Copper Age mines which were historic producers between 1900 and 1920.  As part of the transaction, AMCOR received 500,000 shares of ASR common stock and will receive an additional 500,000 shares of ASR common stock on the second and third anniversaries of the agreement, subject to ASR going forward with the agreement after year one.  ASR will assume the obligations of the underlying lease agreement and pay AMCOR a total of $25,000.

Under the terms of the agreement ASR can earn up to 80% ownership interest in the property lease by expending $2,100,000 over a three year period, with a minimum expenditure of $700,000 in year one of the Agreement.  At such time as Archean expends $2.1 million in exploration and development it will earn an 80% ownership interest in the Lease.  AMCOR’s interest shall be a Carried Interest until such time as a Bankable Feasibility Study has been produced or a Decision to mine has been made.  A Bankable Feasibility Study (“BFS”) is defined as  a detailed report prepared by, or prepared under the supervision of, an Independent Qualified Person in accordance with the Canadian National Instrument 43-101 Standards of Disclosure for evaluating the feasibility of placing any part of a Property into commercial production as an operating mine and shall include a reasonable assessment of the various categories of ore reserves and resources and their amenability to metallurgical treatment, a detailed description of the work, personnel, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining and processing methods to be employed and a financial appraisal of the proposed operations.  At such time as a BFS is generated or a decision to mine has been made, of which there is no assurance, a joint venture shall automatically be formed between the AMCOR and ASR, whereby AMCOR shall hold 20% of the joint venture interest and ASR shall hold 80% of the joint venture interest, in and to the Lease.  All expenditures from the date of the formation of the joint venture shall be apportioned between the parties as to their percentage of ownership interest.

ASR will continue with the initial exploration work undertaken by Northern Adventures, Inc, whose interest was acquired by AMCOR on December 28, 2012.  ASR’s primary focus will be the future reopening and rehabilitation of a 7,465 ft. Adair adit that was driven to intersect the Monitor vein and continue to a point under the 700’ Monitor shaft.  The driving of the Adair adit took several years and the work was discontinued due to the low metal prices in the 1920’s.  The Adair adit is approximately 1,700 vertical feet under the collar of the original Monitor shaft.  It was reported by sources believe to be reliable that the adit intersected the downward extension of what was believed to be the Monitor vein at a point 3,865 feet from the entrance of the Adair adit.  The width of the intersected vein at that point was reported to average 10 ft. and contained primary copper mineralization and values in gold.  The vein intersection at 3,865 ft. is approximately 1,400 ft in elevation below the surface.  Previously, the Monitor mine was operated from 1900 to 1910 from a 700 ft shaft which had production and development on 5 levels.  At such time as the adit rehabilitation program is completed, extensive underground diamond drilling will be undertaken by ASR to test the downward extension of the Monitor vein and other parallel vein structures described in various historical professional papers.  ASR has taken the necessary steps to retain a well respected independent geologist to prepare a NI 43-101 report for the property.  A NI 43-101 property report refers to a National Instrument 43-101 entitled "Standards of Disclosure for Mineral Projects" promulgated by the Canadian Securities Administrators.

Frank H. Blair, CPG, AMCOR’s CEO stated that, “AMCOR is very positive about the working relationship established with ASR.  Predicated on reviewing many historical professional papers and old smelter reports, combined with the current price of precious metals, we are hopeful that the future work to be undertaken by ASR will confirm the existence of commercial mineralization in the Monitor mine.”  Blair further stated that, “AMCOR’s arrangement with ASR is a prime example and consistent with AMCOR’s original business strategy to acquire high quality mining properties or abandoned producers, undertake its own early exploration and then seek competent companies who will earn a working interest in AMCOR’s properties and leases by contributing cash and participating as a joint venture partner.”  Blair also stated that, “AMCOR has 8 additional projects under its control and will attempt to use the same business model as accomplished with ASR.”

This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock or any other securities of AMERICAN CORDILLERA MINING CORPORATION and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, capital expenditures, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

More information about AMERICAN CORDILLERA MINING CORPORATION contact investor relations:

Frank Blair, CEO

(509) 744-8590

Tim Kuh

(509) 744-8590